Exhibit 10.6

HTFX INVESTMENT ASSETS TRANSFER AGREEMENT

JIN MEDICAL INTERNATIONAL LTD.

KRENLY UNIT LIMITED

HTFX LIMITED

Execution Date: September [●], 2026

HTFX INVESTMENT ASSETS TRANSFER AGREEMENT

WHEREAS, the Transferor entered into a Fund Investment Entrusted Management Agreement with the Manager (the “Original Agreement”), under which the entrusted investment management term commenced on February 19, 2024 and the Transferor’s original entrusted investment amount was US$5,000,000;

WHEREAS, the Original Agreement provides for an investment management term of one year, which shall be automatically renewed for successive one-year terms if the Transferor does not give written notice of termination to the Manager at least 30 days before the expiration of the then current term; the Original Agreement provides for an annualized fixed return rate of 4%;

WHEREAS, the Transferor and other relevant parties have entered into or propose to enter into the VIE Control Master Acquisition Agreement (the “Master Agreement”), pursuant to which the Transferee is the Holding Entity; the Transferor is required, in accordance with the Seller’s irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, to transfer the HTFX Investment Assets to the Transferee at the Closing under the Master Agreement as part of the transaction consideration thereunder;

WHEREAS, the Parties intend that this Agreement transfer all investments and all rights, interests and economic benefits under or arising from the Original Agreement and relating to such investments;

WHEREAS, the Manager executes this Agreement to confirm and, to the extent necessary, consent to such transfer, to acknowledge from the Effective Time that the Transferee assumes the investor rights, interests and transferable contractual position relating to such investment under the Original Agreement, and to implement the payment, account and other instructions set forth herein.

NOW, THEREFORE, the Parties agree as follows:

Article I Definitions and Relationship with the Master Agreement

“Effective Time” means the time at which the Closing under the Master Agreement occurs, which shall become effective simultaneously with the other transactions contemplated by the Master Agreement.

“HTFX Investment Assets” means all investments of the Transferor under or arising from the Original Agreement and all economic assets, interests and rights relating to the relevant investment, including: (a) all unreturned investment principal; (b) all accrued but unpaid and future investment income and other amounts payable; (c) all redemption proceeds, exit proceeds, distributions, liquidation proceeds and final settlement amounts; (d) any cash, property, securities or other assets distributed, returned or delivered to the Transferor in respect of such investment; and (e) all contractual rights, enforcement rights and other investor rights relating to the foregoing, in each case to the extent actually held, receivable, collectible or exercisable by the Transferor under the Original Agreement and applicable Law.

Capitalized English terms used but not defined herein shall have the meanings given to them in the Master Agreement. If this Agreement is inconsistent with the Master Agreement with respect to the specific transfer mechanism for the HTFX Investment Assets, this Agreement shall prevail solely with respect to such transfer mechanism; the Master Agreement shall continue to prevail with respect to the Aggregate Consideration, Closing conditions and the integrated nature of the overall transaction.

Article II Transfer of the HTFX Investment Assets

2.1 Transfer

At the Effective Time, in accordance with the Seller’s irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, the Transferor hereby sells, assigns, transfers, conveys and delivers to the Transferee all of the Transferor’s rights, title, economic interests and contractual rights in and to the HTFX Investment Assets, and the Transferee hereby accepts such transfer, in each case to the maximum extent transferable under the Original Agreement and applicable Law. Such transfer is intended to transfer to the Transferee all economic interests of the Transferor relating to the relevant investment under the Original Agreement, including all unreturned investment principal, all accrued and future investment income, redemption or exit proceeds, distributions, final settlement amounts, and any other cash, property, securities or other assets received in respect of the relevant investment.

2.2 Agreed Transaction Value

Solely for purposes of the Master Agreement, the agreed transaction value of the HTFX Investment Assets is US$4,194,167.00. Such agreed transaction value is used only for determining the transaction consideration under the Master Agreement and does not constitute any representation, undertaking or guarantee as to the future investment performance, market value, or timing or amount of final realization of the HTFX Investment Assets.

2.3 No Retained Economic Interest

From and after the Effective Time, the Transferor shall not retain any economic interest in the HTFX Investment Assets. If, after the Effective Time, any payment, distribution, property, securities or other proceeds attributable to the HTFX Investment Assets are received by or delivered to the Transferor, the Transferor shall hold such amounts or assets for the account and benefit of the Transferee and shall promptly deliver or transfer them in full to the Transferee after receipt, except for any withholding required by applicable Law.

Article III Manager Consent Confirmation and Account Instructions

3.1 Manager Consent to Transfer and Assumption of Contractual Position

The Manager confirms and agrees that the Transferor shall transfer the HTFX Investment Assets and the investor rights, interests and transferable contractual position relating to the relevant investment under the Original Agreement to the Transferee in accordance with this Agreement. From and after the Effective Time, to the extent permitted by applicable Law, the Transferee shall assume the Transferor’s investor rights and corresponding obligations arising after the Effective Time in respect of the relevant investment under the Original Agreement, and shall replace the Transferor as the investor (Party A) of the relevant investment. The Manager agrees to process the corresponding changes to investor registration, payment account and other relevant records in accordance with this Agreement.

3.2 Confirmation of Transferee

From and after the Effective Time, the Manager shall register the Transferee in its books, investor records and other relevant records as the successor investor of the relevant investment, and shall update the investor information, payment account and other relevant records accordingly. From and after the Effective Time, except for liabilities or obligations of the Transferor that arose before the Effective Time, the Manager agrees not to require the Transferor to perform any investor-side obligations arising after the Effective Time in respect of the relevant investment, and such obligations shall be performed by the Transferee in accordance with the Original Agreement and this Agreement. If customer identification, anti-money laundering, tax, account registration or other reasonable compliance procedures are required to complete the investor change, the Parties shall cooperate promptly; provided that, to the extent permitted by applicable Law, such administrative or compliance procedures shall not affect the validity of the Manager’s consent set forth in Section 3.1 and shall not serve as a basis for the Manager to continue requiring the Transferor to perform investor-side obligations arising after the Effective Time.

3.3 Payments and Distributions

From and after the Effective Time, the Manager shall directly pay or deliver to the Transferee, or to the account designated by the Transferee in writing in accordance with the Manager’s reasonable account verification and compliance procedures, all investment income, return of principal, redemption or exit proceeds, distributions, final settlement amounts and other cash, property, securities or proceeds attributable to the HTFX Investment Assets.

3.4 Exercise of Investor Rights

From and after the Effective Time, the Manager shall accept from the Transferee, rather than the Transferor, all notices, instructions, redemption or exit applications, renewal or termination notices and other directions that the investor is entitled to give under the Original Agreement, subject to the Original Agreement and applicable Law.

3.5 Arrangements Pending Perfection of Rights

If any investor registration, account change or other related procedure cannot be completed at the Effective Time, then, to the extent permitted by applicable Law, the transfer of economic interests in the HTFX Investment Assets between the Transferor and the Transferee shall nevertheless become effective at the Effective Time. Pending completion of the relevant procedures, the Transferor may exercise the affected investor rights only in accordance with the Transferee’s written instructions, and the Manager shall cooperate and complete the relevant procedures as soon as practicable.

3.6 No Termination or Amendment of Original Agreement Without Transferee Consent

From the date of execution of this Agreement until the Effective Time, without the prior written consent of the Transferee, the Transferor shall not terminate, fail to renew, redeem, exit or materially amend the Original Agreement or the relevant investment, nor waive or materially reduce the HTFX Investment Assets; and the Manager shall not implement any of the foregoing matters based solely on unilateral instructions from the Transferor. From and after the Effective Time, any renewal, termination, redemption, exit and other investor decisions relating to the relevant investment shall be made by the Transferee in accordance with the Original Agreement. This Section shall not limit the Manager’s independent termination right under Section 8.1 of the Original Agreement; provided that, to the extent reasonably practicable and legally permissible, the Manager shall notify the Transferee before taking such action.

Article IV Assumption and Allocation of Obligations

4.1 Obligations After the Effective Time

From and after the Effective Time, the Transferee assumes and agrees to perform investor-side obligations under the Original Agreement that relate to the relevant investment, arise after the Effective Time and may lawfully be assumed by the Transferee, including obligations relating to notices, instructions and compliance information reasonably requested by the Manager to confirm the Transferee and implement this transfer. The Manager expressly consents under Section 3.1 to such assumption of obligations and the corresponding transfer of contractual position.

4.2 Matters Before the Effective Time

The Transferor shall remain responsible for any liability or obligation arising from its breach of the Original Agreement before the Effective Time or from any other act or omission of the Transferor before the Effective Time. The Transferee shall not, solely by acquiring the HTFX Investment Assets, be deemed to assume any liability attributable to the Transferor’s breach, act or omission before the Effective Time.

4.3 No Expansion of Manager Obligations

Except for the obligations expressly assumed by the Manager under this Agreement, this Agreement does not expand the Manager’s investment management, payment or other substantive obligations beyond those set forth in the Original Agreement. The Original Agreement shall remain the basis of the Manager’s substantive investment management obligations in respect of the relevant investment.

Article V Representations Warranties and Confirmations

5.1 Transferor Representations and Warranties

The Transferor represents and warrants to the Transferee and the Manager as of the date of this Agreement and as of the Effective Time that: (a) it has all corporate power and authority required to execute, deliver and perform this Agreement; (b) it is the lawful holder of the HTFX Investment Assets; (c) except as disclosed in writing to the Transferee, it has not created any encumbrance over the HTFX Investment Assets and has not previously sold, assigned, transferred, waived or released any material part of the HTFX Investment Assets; (d) the copy of the Original Agreement provided for this transaction is the agreement pursuant to which the Transferor made the relevant investment; (e) the Original Agreement remains valid and effective with respect to the relevant investment proposed to be transferred; and (f) except as disclosed in writing to the Transferee, it has not taken any action to redeem, exit, terminate or otherwise materially reduce the relevant investment under the Original Agreement.

5.2 Transferee Representations and Warranties

The Transferee represents and warrants to the Transferor and the Manager as of the date of this Agreement and as of the Effective Time that: (a) it has all power, legal capacity and authority, as applicable, required to execute, deliver and perform this Agreement; (b) it has independently reviewed the Original Agreement and accepts the investment, liquidity, counterparty and other risks relating to the relevant investment; and (c) it will provide to the Manager such identification, beneficial ownership, tax, sanctions, anti-money laundering, customer identification and other information as the Manager may reasonably request to confirm the Transferee and implement this transfer.

5.3 Manager Representations and Confirmations

The Manager represents and confirms to the Transferor and the Transferee that: (a) it has all power and authority required to execute, deliver and perform this Agreement and to give the consent set forth in Section 3.1; (b) as of the date of this Agreement, the Original Agreement remains valid and effective with respect to the relevant investment; (c) except as disclosed in writing to the Transferee, the Manager has not received any termination or non-renewal notice that would cause the Original Agreement to terminate or cease to be effective before the Effective Time; (d) the Manager has consented to this transfer, the assumption of contractual position and the investor change, and will process the relevant investor registration, account, payment, instruction and record changes in accordance with Article III; and (e) the Manager acknowledges and agrees to Section 3.6 of this Agreement.

Article VI Confirmation of HTFX Investment Assets

6.1 Closing Confirmation

Appendix I reflects the status of the HTFX Investment Assets confirmed by the Manager as of 00:00 on September 1, 2026. No later than the Effective Time, if the Effective Time is later than such date, the Manager shall update or countersign a written confirmation as of a date reasonably close to the Effective Time, including, to the extent reflected in the Manager’s records, the unreturned investment principal, accrued but unpaid investment income, distributions or redemption proceeds pending payment, and other amounts then payable or attributable to the relevant investment. Such updated confirmation may be substantially in the form of Appendix I.

6.2 No Limitation on Scope of Transferred Assets

Any amounts set forth in Appendix I are evidence of the status of the HTFX Investment Assets as of the stated date only and shall not limit the scope of the HTFX Investment Assets transferred under Section 2.1. Any additional amount, property or right arising, accruing or becoming payable before or after the stated date and attributable to the relevant investment shall be included in the HTFX Investment Assets in accordance with Section 2.1.

Article VII Further Assurances

The Parties shall execute and deliver any supplemental notice, confirmation, consent, replacement document, account instruction, authorization, payment instruction or other document, and take such other commercially reasonable actions, as may be reasonably necessary to implement, evidence or perfect the transfer under this Agreement and enable the Transferee to obtain all economic benefits of the HTFX Investment Assets.

Article VIII Taxes and Withholding

Each Party shall bear the Taxes imposed on it in connection with this Agreement and this transfer, except as otherwise provided in the Master Agreement. The Transferor and the Manager may deduct and withhold Taxes from any payment or transfer to the extent required by applicable Law; any amount so properly withheld and paid to the relevant Governmental Authority shall be deemed paid to the applicable recipient.

Article IX Effectiveness Closing and Termination

9.1 Effectiveness

This Agreement is formed and becomes effective upon execution by all Parties; provided that the transfer of the HTFX Investment Assets, the Transferee’s assumption of the investor contractual position under the Original Agreement, and the investor change shall occur and become effective only at the Effective Time. For the avoidance of doubt, Section 3.6 shall be binding on the Transferor and the Manager from the date of execution of this Agreement. The Parties may take preparatory steps before the Effective Time to complete customer identification, anti-money laundering, account registration or other administrative procedures; provided that, before the Closing under the Master Agreement occurs, the transfer of the HTFX Investment Assets under this Agreement shall not be deemed finally completed.

For the avoidance of doubt, although the transfer of the HTFX Investment Assets becomes legally effective only at the Effective Time, the Parties confirm and agree that, subject to the actual occurrence of the Closing under the Master Agreement, from and after the Effective Time, the Transferee shall retroactively be entitled to all investment income, distributions, redemption proceeds and other economic benefits generated by the HTFX Investment Assets from September 1, 2026 (the “Economic Entitlement Calculation Date”). With respect to any payment, property or other proceeds received by the Transferor in respect of the HTFX Investment Assets during the period from the Economic Entitlement Calculation Date to the Effective Time, the Transferor shall, at the Effective Time, hold such payment, property or proceeds for the account and benefit of the Transferee in the same manner as provided in Section 2.3 and shall promptly deliver or transfer it in full to the Transferee. Any tax burden arising from the foregoing retroactive economic benefit arrangement shall ultimately be borne by the Transferee; if the Transferor is required to pay, is withheld against, or otherwise actually bears any Tax as a result thereof, the Transferee shall promptly reimburse the Transferor in the same amount after receiving written notice from the Transferor.

9.2 No Closing Under the Master Agreement

If the Master Agreement is terminated before Closing, this Agreement shall automatically terminate and have no further force or effect, except for provisions that by their nature should survive. If, before such termination, any implementation steps have been taken solely for administrative, registration or account purposes, the Parties shall promptly cooperate to restore the status quo ante to the extent permitted by applicable Law. For the avoidance of doubt, if the Master Agreement is terminated before Closing, the retroactive economic benefit arrangement from the Economic Entitlement Calculation Date described in Section 9.1 shall not become effective, and the Transferee shall have no right to claim against the Transferor any investment income, distributions, redemption proceeds or other economic benefits for such period.

Article X Miscellaneous

10.1 Notices

All notices under this Agreement shall be in writing and delivered by hand, reputable courier service or email to the address or email address set forth on the signature pages of the Parties, or to such other address or email address subsequently designated in writing by the relevant Party. Notices to the Manager may be sent to the address and email address set forth in the Original Agreement, unless the Manager separately designates alternative contact details in writing.

10.2 Amendments and Waivers

This Agreement may be amended only by a written instrument signed by all Parties. Any waiver must be in writing and signed by the Party against whom such waiver is asserted.

10.3 Assignment

No Party may assign this Agreement without the prior written consent of the other Parties; provided that the Transferee may assign its rights under this Agreement together with the HTFX Investment Assets to the extent permitted by the Original Agreement, applicable Law and the Manager’s reasonable compliance procedures.

10.4 Governing Law

This Agreement and any dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

10.5 Dispute Resolution

Any dispute arising out of or relating to the formation, performance, interpretation, validity, amendment or termination of this Agreement shall first be resolved by friendly consultation among the Parties. If consultation fails, any Party may submit the dispute to the Hong Kong International Arbitration Centre for arbitration in accordance with the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong, the language of arbitration shall be Chinese, and the arbitral tribunal shall consist of three arbitrators. The arbitral award shall be final and binding on the Parties. This Section shall not affect the right of any Party to apply to a court of competent jurisdiction for interim, conservatory or other interlocutory relief.

10.6 Entire Agreement Relationship with Original Agreement and Master Agreement

This Agreement constitutes the entire agreement among the Transferor, the Transferee and the Manager with respect to the transfer mechanism for the HTFX Investment Assets, the Manager’s consent, the assumption of contractual position and the investor change. The Master Agreement is binding only on its parties; as between the Transferor and the Transferee, the relevant provisions of the Master Agreement shall apply to the transaction consideration, Closing conditions and the fact that this transfer forms part of the overall transaction. Except for the modifications made by this Agreement with respect to investor identity, payment instructions, transfer mechanism, assumption of contractual position and other matters expressly provided herein, the Original Agreement shall continue in effect in accordance with its terms. From and after the Effective Time, to the extent permitted by applicable Law, references in the Original Agreement to the investor (Party A) shall, with respect to the relevant investment, be deemed to refer to the Transferee; if this Agreement is inconsistent with the Original Agreement with respect to this transfer, investor identity, payment or account instructions, this Agreement shall prevail.

10.7 Counterparts Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures and PDF signatures shall have the same legal effect to the maximum extent permitted by applicable Law.

10.8 Severability

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in effect, and the Parties shall negotiate in good faith to implement a lawful and valid replacement provision that most closely reflects the original commercial intent.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Transferor:

JIN MEDICAL INTERNATIONAL LTD.
Signature:
Name:
Title:
Address:
Email:
Transferee:

KRENLY UNIT LIMITED

Signature:
Name:	HYOUNGJU SEO
Title:	Director
Address:	101-1203, 38 Teheran-ro 87-gil, Gangnam-gu, Seoul 06164, Republic of Korea
Email:	krenly-unit-limited@outlook.com

Manager:

HTFX LIMITED

Signature:
Name:
Title:
Address:	New Broad Street House, 35 New Broad Street, London, EC2M 1NH, United Kingdom
Email:	support@htfx.com

Appendix I Confirmation of HTFX Investment Assets

HTFX LIMITED confirms the status of the HTFX Investment Assets as of 00:00 on September 1, 2026 as follows:

Item	Amount
Unreturned investment principal	US$4,000,000.00
Accrued but unpaid investment income	US$194,167.00
Pending distributions / redemption proceeds, if any	US$0
Other payables or attributable amounts, if any	US$0
Total, for confirmation only and without limiting the transferred assets	US$4,194,167.00

HTFX LIMITED

Signature:
Name:
Title:
Date: